UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

CEDAR SHOPPING CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Effective October 19, 2005, the employment agreement between Mr. Leo S. Ullman and Cedar Shopping Centers, Inc. (the “Company”) had been amended to provide that the term of employment was four years ending October 1, 2007, with the term of employment automatically extended for one year on each October 1 thereafter unless either Mr. Ullman or the Company elected not to extend the term of employment. The intention of the parties at the time of this amendment was that Mr. Ullman’s term of employment would always be for four years. To reflect the correct intention, on May 1, 2007, the Company and Mr. Ullman entered into an amendment to his employment agreement to provide that the term of employment would always be four years, unless either Mr. Ullman or the Company elect not to extend the term of employment.

The foregoing description is a summary and is qualified in its entirety by reference to Exhibit 10.1 that is filed herewith.

Item 9.01       Financial Statements and Exhibits.

Exhibits

10.1*	Amendment to Employment Agreement between Cedar Shopping Centers, Inc. and Leo S. Ullman, dated as of May 1, 2007

______________________
* Management contract required to be filed pursuant to Rule 601 of Regulation S-K.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007

CEDAR SHOPPING CENTERS, INC. By: /s/ Leo S. Ullman Leo S. Ullman Chairman of the Board, President and CEO